Exhibit (11)



NBD Bancorp, Inc. Consolidated Earnings Per Share Computation
(in thousands except per share data)




CAPTION>
                                                        Quarter Ended
                                                           March 31
                                                   -----------------------
                                                      1995        1994
                                                   ----------   ----------
Primary:
- --------
  Net Income.....................................  $ 140,891    $ 107,261
                                                   ==========   ==========

  Average Shares Outstanding.....................    159,156      160,762
  Adjustment:
    Shares Applicable to Common Stock Options....        308          337
                                                   ----------   ----------
  Shares Applicable to Primary Earnings..........    159,464      161,099
                                                   ==========   ==========

Fully Diluted:
- -------------
  Net Income.....................................  $ 140,891    $ 107,261
  Adjustment:
    Interest on 7.25% Convertible Debentures.....          -        3,052
    Tax Effect on Above..........................          -       (1,068)
                                                   ----------   ----------
    Net Adjustment...............................          -        1,984
                                                   ----------   ----------
  Adjusted Net Income Applicable
    to Common Stock..............................  $ 140,891    $ 109,245
                                                   ==========   ==========

  Average Shares Outstanding.....................    159,156      160,762
  Adjustment:
    Shares Applicable to Convertible Debentures..          -        5,336
    Shares Applicable to Common Stock Options....        416          337
                                                   ----------   ----------
  Shares Applicable to Fully Diluted Earnings....    159,572      166,435
                                                   ==========   ==========


Per Share Data:
- ---------------
Primary-Net Income per Share of Common Stock.....  $    0.88    $    0.67
                                                   ==========   ==========
Fully Diluted-Net Income per
  Share of Common Stock..........................  $    0.88    $    0.66
                                                   ==========   ==========